EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of General Semiconductor, Inc. on Form S-3 of our report dated January 28, 1998, appearing in the Annual Report on Form 10-K of General Semiconductor, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP


Jericho, New York
August 26, 1998